Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

Jeff Andreson	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899
INTEVAC ANNOUNCES FIRST QUARTER 2009 FINANCIAL RESULTS
Santa Clara, Calif.—April 27, 2009—Intevac, Inc. (Nasdaq: IVAC) today reported financial results for the quarter ended March 28, 2009.
The net loss for the quarter was $5.8 million, or $0.26 per diluted share, on 21.9 million weighted-average shares outstanding. The net loss included $1.4 million of pre-tax equity-based compensation expense, equivalent to $0.05 per diluted share. For the first quarter of 2008, net income was $1.6 million, or $0.07 per diluted share, on 22.1 million weighted-average shares outstanding, which included $1.6 million of pre-tax equity-based compensation expense, equivalent to $0.05 per diluted share.
Revenues for the quarter were $12.3 million, including $6.1 million of Equipment revenues and Intevac Photonics revenues of $6.2 million. Equipment revenues consisted of disk lubrication systems, equipment upgrades, spares and service and did not include any 200 Lean® systems. Intevac Photonics revenues consisted of $3.6 million of research and development contracts and a record $2.6 million of product sales. In the first quarter of 2008, revenues were $33.2 million, including $27.0 million of Equipment revenues and $6.2 million of Intevac Photonics revenues, which included $2.0 million of product sales.
Equipment gross margins were 29.9%, compared to 41.4% in the fourth quarter of 2008 and 47.1% in the first quarter of 2008. The decrease in Equipment gross margin reflected lower revenues, changes in product mix and lower factory utilization. Intevac Photonics gross margins were 39.4%, compared to 19.5% in the fourth quarter of 2008 and 42.0% in the first quarter of 2008. The sequential improvement in Photonics gross margin reflected lower warranty expense and improved factory utilization, while the year-over-year decrease in Photonics gross margin was due to changes in product mix. Consolidated gross margins were 34.7%, compared to 46.2% in the first quarter of 2008.
Operating expenses for the quarter totaled $13.7 million, or 112% of revenues, versus $16.5 million, or 50% of revenues, in the first quarter of 2008. Total operating expenses decreased versus the first quarter of 2008 as a result of cost savings from the global cost reduction plan initiated in the fourth quarter of 2008.
Order backlog totaled $17.0 million on March 28, 2009, compared to $20.2 million on December 31, 2008 and $43.5 million on March 29, 2008. Backlog at quarter end includes one 200 Lean® system, compared to one on December 31, 2008 and seven on March 29, 2008.
“As expected, our Equipment business had a challenging quarter due to the global economic environment. However, on the positive side, our Photonics business had a strong quarter with record product sales, driven by the proliferation of our unique digital low light sensors and cameras into multiple programs,” commented Kevin Fairbairn, president and chief executive officer of Intevac. “While our Photonics business is strong and growing, we have implemented further cost reductions in 2009 in response to the continued downturn in our Equipment business. The global cost reduction plan that began in the fourth quarter of 2008 is expected to realize over $15 million in annualized cost savings. For the remainder of 2009, we expect technology system orders to drive our Equipment business with continued strong growth in our Photonics business.”

Conference Call Information
The company will discuss its financial results and outlook in a conference call today at 1:30 p.m. PDT (4:30 p.m. EDT). To participate in the teleconference, please call toll-free (800) 291-8929 prior to the start time. For international callers, the dial-in number is (706) 634-0478. You may also listen live via the Internet at the company’s website, www.Intevac.com, under the Investors link, or at www.earnings.com. For those unable to attend, these web sites will host an archive of the call. Additionally, a telephone replay of the call will be available for 48 hours beginning today at 7:30 p.m. EDT. You may access the playback by calling (800) 642-1687, or for international callers (706) 645-9291, and providing conference ID 93129953.
About Intevac
Intevac was founded in 1991 and has two businesses: Equipment and Intevac Photonics.
Equipment Business: We are a leader in the design, manufacture and marketing of high-productivity lean manufacturing systems and have been producing Lean Thinking platforms since 1994. We are the leading supplier of magnetic media sputtering equipment to the hard disk drive industry and offer advanced etch technology systems to the semiconductor industry.
Intevac Photonics: We are a leader in the development and manufacture of leading edge, high-sensitivity imaging products and vision systems, as well as table-top and portable Raman instruments. Markets addressed include military, law enforcement, industrial, physical science and life science.
For more information call 408-986-9888, or visit the company’s website at www.intevac.com.
200 Lean® is a registered trademark of Intevac, Inc.
Safe Harbor Statement
This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to; our hard disk customers’ investments in technology, impact of the company’s global cost reduction plan, and new product development success. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the company’s expectations. These risks include, but are not limited to: failure to manage operating expenses or introduce new products, each of which could have a material impact on our business, our financial results, and the company’s stock price. These risks and other factors are detailed in the company’s regular filings with the U.S. Securities and Exchange Commission.
[Financial tables on following pages]

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	3 months ended
	Mar. 28,	Mar. 29,
	2009	2008
	(Unaudited)	(Unaudited)
Net revenues
Equipment	$6,118	$26,973
Intevac Photonics	6,190	6,202

Total net revenues	12,308	33,175

Gross profit	4,265	15,311
Gross margin
Equipment	29.9%	47.1%
Intevac Photonics	39.4%	42.0%

Consolidated	34.7%	46.2%

Operating expenses
Research and development	8,030	9,388
Selling, general and administrative	5,709	7,064

Total operating expenses	13,739	16,452

Operating income (loss)
Equipment	(6,811)	496
Intevac Photonics	(1,221)	(821)
Corporate	(1,442)	(816)

Total operating loss	(9,474)	(1,141)

Interest and other income	430	1,411

Profit (loss) before income taxes	(9,044)	270
Benefit from income taxes	3,271	1,293

Net income (loss)	$(5,773)	$1,563

Income (loss) per share
Basic	$(0.26)	$0.07
Diluted	$(0.26)	$0.07
Weighted average common shares outstanding
Basic	21,882	21,647
Diluted	21,882	22,053
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CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	Mar. 28,	Dec. 31,
	2009	2008
	(Unaudited)	(see Note)
ASSETS

Current assets
Cash, cash equivalents and short-term investments	$33,869	$39,201
Accounts receivable, net	9,217	15,014
Inventories	17,178	17,674
Deferred tax assets	3,801	3,204
Prepaid expenses and other current assets	4,803	4,806

Total current assets	68,868	79,899

Long-term investments	66,961	66,328
Property, plant and equipment, net	14,417	14,886
Deferred tax assets	17,227	14,765
Goodwill	7,905	7,905
Other intangible assets, net	3,813	4,054
Other long-term assets	1,202	1,332

Total assets	$180,393	$189,169

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Note payable	$—	$2,000
Accounts payable	4,305	4,214
Accrued payroll and related liabilities	2,927	3,395
Other accrued liabilities	2,504	3,175
Customer advances	1,071	2,807

Total current liabilities	10,807	15,591

Other long-term liabilities	384	509
Stockholders’ equity
Common stock ($0.001 par value)	22	22
Paid in capital	130,485	128,686
Accumulated other comprehensive loss	(4,701)	(4,808)
Retained earnings	43,396	49,169

Total stockholders’ equity	169,202	173,069

Total liabilities and stockholders’ equity	$180,393	$189,169

Note: Amounts as of December 31, 2008 are derived from the December 31, 2008 audited consolidated financial statements.
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SUPPLEMENTAL INFORMATION REGARDING EQUITY-BASED COMPENSATION EXPENSE
(In thousands, except per share amounts)
(Unaudited)
The effect of recording equity-based compensation expense for the three-month periods ended March 28, 2009 and March 29, 2008 were as follows:

	Three Months Ended
	Mar. 28,	Mar. 29,
	2009	2008
	(Unaudited)	(Unaudited)
Equity-based compensation by type of award:
Stock options	$1,112	$1,325
Employee Stock Purchase Plan	234	202
Amounts charged from inventory	51	69

Total equity-based compensation	1,397	1,596
Tax effect on equity-based compensation	404	493

Net effect on net income (loss)	$993	$1,103

Effect on income (loss) per share:
Basic	$0.05	$0.05
Diluted	$0.05	$0.05